SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

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[X] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to ss. 240.14a-12

PEERLESS SYSTEMS CORPORATION
(Name of Registrant as Specified In Its Charter)

TIMOTHY E. BROG
RAHUL RIMMY MALHOTRA
ERIC S. NEWMAN
PEERLESS FULL VALUE COMMITTEE
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY SUBJECT TO COMPLETION
DATED MAY __, 2007

PEERLESS FULL VALUE COMMITTEE

May __, 2007

Fellow Stockholders:

The members of the Peerless Full Value Committee (the "Committee") are significant stockholders of Peerless Systems Corporation, a Delaware corporation ("Peerless" or the "Company"). The Committee does not believe that the current Board of Directors of the Company is acting in your best interests. In particular, the Board of Directors has overseen a declining stock price for more than a decade. The Committee also believes that the Company’s plan to use spend Peerless’ cash to make strategic acquisitions, establish a partnership or enter into a joint venture is the result of its inability to grow its business organically. As a result, we are concerned that the Board will use Peerless’ cash in an ill-advised manner in order to mask the Company’s operating and investment failures. The Committee is therefore seeking your support at the annual meeting.

The Committee believes that Peerless has valuable business lines and a substantial cash position whose stewardship is of the utmost important. The Company sold shares to the public in an initial public offering in September 1996 at a price of $11.00 per share. On March 14, 2007 the share price sank to a 52-week low of $1.86 per share. This dramatic destruction of shareholder value is simply unacceptable.

Three of the four Peerless Board members as of May 8, 2007 do not own any shares of the Company’s common stock. Not a single share of common stock. The Peerless Full Value Committee owns 8.5% of the Company’s outstanding shares of Common Stock and we are the second largest stockholder in Peerless. Since we are a large stockholder, our interests are squarely aligned with that of our fellow stockholders. If elected we will diligently review all current projects to make sure that they represent the best uses of the Company’s resources. Simultaneously, our Nominees will propose that the Board form a special committee of independent directors to thoroughly review all strategic alternatives including, but not limited to, a sale of all or part of the Company.

According to the Company’s 2007 Annual Report, the Board has failed to implement or maintain adequate internal controls over the Company’s financial reporting. Peerless’ auditor, Ernst & Young, has expressed an adverse opinion on the condition of the Company’s internal financial controls. Accurate financial reporting is of paramount importance in running a business enterprise and one which forms the basis of capital allocation decisions. The Board’s failure in this respect represents their lack of attention to building a robust organization that meets its responsibilities in protecting and enhancing shareholder value.

The Committee urges you to carefully consider the information contained in the attached Proxy Statement and then support its efforts by signing, dating and returning the enclosed WHITE proxy card today. The attached Proxy Statement and the enclosed WHITE proxy card are first being furnished to the stockholders on or about May __, 2007.

If you have already voted for the Company’s proposed directors using the BLUE proxy card, you have every right to change your vote by signing, dating and returning a later dated proxy.

If you have any questions or require any assistance with your vote, please contact D.F. King & Co., Inc., which is assisting us, at its address and toll-free numbers listed on the back cover of this Proxy Statement.

Thank you for your support,

PEERLESS FULL VALUE COMMITTEE

If you have any questions, require assistance in voting your WHITE proxy card, or need additional copies of the Committee’s proxy materials, please call
D.F. King & Co., Inc. at the phone numbers listed below.

[D.F. KING LOGO]

Call Toll-Free: l-800-949-2583
Banks and Brokerage Firms Call: 1-212-269-5550

PRELIMINARY COPY

2007 ANNUAL MEETING OF THE STOCKHOLDERS

OF

PEERLESS SYSTEMS CORPORATION

_____________________

PROXY STATEMENT

OF THE

PEERLESS FULL VALUE COMMITTEE
_____________________

The members of the Peerless Full Value Committee (the “Committee”) are significant stockholders of Peerless Systems Corporation (“Peerless” or the “Company”). The Committee does not believe that the current Board of Directors of Peerless (the “Board” or “Peerless Board”) is acting in the best interests of its stockholders. The Committee is therefore seeking your support at the annual meeting of stockholders scheduled to be held at [__________________, __________, _________ ________, on June 11, 2007, at __:__ _.M. (local time), including any adjournments or postponements thereof and any meeting which may be called in lieu thereof (the “Annual Meeting”) for the following:

1.
To elect the Committee’s slate of director nominees, Timothy E. Brog, Rimmy Malhotra and Eric S. Newman (the “Committee Nominees”), to serve as directors of the Company for a term that expires at the annual meeting of stockholders to be held in the year 2008;

2.	To adopt a resolution ratifying the Peerless Board’s appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal 2008.

As of May __, 2007, the approximate date on which this Proxy Statement and the WHITE proxy card are being mailed to stockholders, the members of the Committee were the beneficial owners of an aggregate of 1,458,458 shares of Peerless common stock, par value $0.001 per share (the “Shares”), which currently represent approximately 8.5% of the issued and outstanding Shares. The Committee is composed of Pembridge Value Opportunity Fund LP, a Delaware limited partnership (“Pembridge Value”), Pembridge Capital Management LLC, a Delaware limited liability company (“Pembridge Capital”), Pembridge Value Advisors LLC, a Delaware limited liability company (“PVA”), Sherwood Advisors LLC, a Delaware limited liability company (“Sherwood”), Timothy E. Brog, Rimmy Malhotra, Eric S. Newman, Whitehall Capital Investors IV, LLC, a Delaware limited liability company (“Whitehall”) and E2 Investment Partners LLC, a Delaware limited liability company (“E2”). Each of these individuals and entities are deemed participants in this proxy solicitation. See “Certain Information Concerning the Participants.”

Peerless has set the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting as May 11, 2007 (the “Record Date”). As of the Record Date, the members of the Committee were collectively the beneficial owners of an aggregate of 1,458,458 Shares. The mailing address of the principal executive offices of Peerless is 2381 Rosecrans Avenue, El Segundo, CA 90245. According to Peerless, as of the Record Date, there were ____________ Shares outstanding and entitled to vote at the Annual Meeting. The participants in this solicitation intend to vote all of their Shares FOR the election of the Committee Nominees.

THE COMMITTEE’S NOMINEES ARE COMMITTED TO ACTING IN THE BEST INTEREST OF THE COMPANY’S STOCKHOLDERS. WE BELIEVE THAT YOUR VOICE IN THE FUTURE OF PEERLESS CAN BEST BE EXPRESSED THROUGH THE ELECTION OF THE COMMITTEE NOMINEES. ACCORDINGLY, WE URGE YOU TO VOTE YOUR WHITE PROXY CARD FOR TIMOTHY E. BROG, RIMMY MALHOTRA AND ERIC S. NEWMAN.

THIS SOLICITATION IS BEING MADE BY THE COMMITTEE AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF PEERLESS. THE COMMITTEE IS NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING. SHOULD OTHER MATTERS, WHICH THE COMMITTEE IS NOT AWARE OF A REASONABLE TIME BEFORE THE SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED WHITE PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

IF YOU HAVE ALREADY SENT A BLUE PROXY CARD FURNISHED BY PEERLESS MANAGEMENT TO PEERLESS, YOU MAY REVOKE THAT PROXY AND VOTE AGAINST THE ELECTION OF PEERLESS NOMINEES BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE 2007 ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE 2007 ANNUAL MEETING TO OUR PROXY SOLICITOR D.F. KING & CO., INC. (“D.F. KING”) OR BY VOTING IN PERSON AT THE 2007 ANNUAL MEETING. SEE “RECORD DATE AND VOTING” ON PAGE 13.

IMPORTANT

Your vote is important, no matter how few Shares you own. The Committee urges you to sign, date, and return the enclosed WHITE proxy card today to vote FOR the election of the Committee’s Nominees.

●	If your Shares are registered in your own name, please sign and date the enclosed WHITE proxy card and return it to the Committee, c/o D.F. King & Co., Inc., in the enclosed envelope today.

●
If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution on the Record Date, only it can vote such Shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute on your behalf the WHITE proxy card. The Committee urges you to confirm your instructions in writing to the person responsible for your account and to provide a copy of such instructions to the Committee, c/o D.F. King & Co., Inc., which is assisting in this solicitation, at the address and telephone numbers set forth below, and on the back cover of this Proxy Statement, so that we may be aware of all instructions and can attempt to ensure that such instructions are followed.

If you have any questions regarding your proxy,
or need assistance in voting your Shares, please call:

D.F. King & Co., Inc.
48 Wall Street
New York, NY 10005

Call Toll-Free: l-800-949-2583
Banks and Brokerage Firms Call: 1-212-269-5550

REASONS FOR OUR SOLICITATION

We are significant stockholders of the Company. The Committee as of the record date owns in the aggregate a total of 1,458,458 Shares, representing approximately 8.5% of the issued and outstanding common stock of the Company. As significant stockholders of Peerless, we have one simple goal -- To maximize the value of the Peerless Common Stock held by ALL stockholders.

Our Nominees are committed to closely monitoring and promoting the accountability of senior management, advocating corporate governance improvements and encouraging and overseeing efforts to maximize stockholder value. The Committee believes that the following examples demonstrate a need for change on the Peerless Board.

THE PEERLESS BOARD HAS OVERSEEN A DESTRUCTION
OF SHAREHOLDER VALUE

While the proliferation of laser printers, digital copiers and Multi-function printers has exploded over the last decade, those who bought Peerless stock in the initial public offering at $11.00 per share in September 1996 have failed to participate in that growth. On March 14, 2007, the share price sank to a 52-week low of $1.86 per share. The Board has issued what we believe are excessive compensation and equity packages for a company of Peerless’ size. In the process the only individuals to benefit from their association with Peerless has been the Board and senior executives, but not the stockholders.

Because of the Company’s financial performance to date and the current trend in sporadic operating performance, the Committee has concerns about Peerless’ ability to implement a business plan that will create significant profitability for the Company in a sustained manner. The Committee believes that IT IS TIME FOR A CHANGE.

RESEARCH AND DEVELOPMENT COSTS HAVE NOT YIELDED RESULTS

From fiscal year ending 2001 to fiscal year ending 2007, Peerless’ has spent approximately $73 million on research and development. Over those same seven years, Peerless has reported an aggregate loss of approximately $31 million. While we support a robust research and development focus, we would like to see capital investments produce a reasonable return on investment. This Board has failed to wisely invest the cash flow generated by the Company. The Board has given past and present management a blank check in spending the Company’s cash without demanding a reasonable return on investment.

Another way to look at it is that as of April 2, 2007, the enterprise value of Peerless was a mere $21.6 million. Over the past 3 years, the Company has spent $24.1 million on research and development, more than its enterprise value. Over the past seven years, it has spent approximately $73 million on research and development, over three times its enterprise value. We ask Peerless shareholders to consider whether the approximately $73 million in research and development was prudently invested?

The Peerless Board is now stating it “recently undertook a thorough, bottom-up review of Peerless’ business and operations, including our research and development initiatives.” We ask the Board, what have you been doing over the past seven years? We ask Peerless shareholders to consider whether they want to entrust the cash on Peerless’ balance sheet and the future of the Company to this Board?

The Peerless Full Value Committee believes that the current Board has had its chances to maximize shareholder value and it has failed. IT IS TIME FOR A CHANGE.

THE BOARD HAS LET INTERNAL FINACIAL CONTROLS LAPSE

The Board has failed to ensure that the Company has proper internal financial controls. It is their responsibility to ensure that the Company implements and maintains proper and reliable financial controls and that it is staffed in a way that protects the Company’s resources. How can the Board make informed decisions with unreliable financial information? Financial reporting is also one of the principal methods in which the Company communicates with its investors and thus such a lapse of controls is a clear breach of one their principal duties.

You do not have to rely upon the Committee’s word regarding the Company’s failure to maintain proper internal controls. From the Company’s 2007 Annual Report, Peerless and their auditors admit that the Company’s financial controls are not adequate.

To quote the Company directly:

“Our controls were not adequate to capture and analyze all the various terms of software contracts to ensure proper application of such revenue recognition principles. This deficiency resulted in improper recognition of revenues and cost of sales on certain software arrangements, which required adjustments to interim and annual financial statements.”

From the Auditor’s Opinion:

“We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Peerless Systems Corporation’s internal control over financial reporting as of January 31, 2007, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated April 10, 2007 expressed an unqualified opinion on management’s assessment and an adverse opinion on the effectiveness of internal control over financial reporting.” [Emphasis added]

IT IS TIME FOR A CHANGE.

STOCK PERFORMANCE OF PEERLESS’ COMMON STOCK
HAS LAGGED ALL INDICES

The performance of a Company’s stock price is the ultimate report card for the Board and the management it oversees. Based upon Peerless’ stock price the Board would receive a failing grade. Peerless’ stock performance has fared just as poorly, in our opinion, as has its operating performance during the past ten years. When compared to both the Nasdaq Composite and S&P 500, PRLS stock has not only underperformed but has produced a NEGATIVE return. Simply said someone investing their money in a standard checking account would have faired better than investing in PRLS stock, and the respective indices have nearly doubled over a time frame where Peerless stock has declined substantially.

In our opinion, management and the Peerless Board of Directors have jeopardized the Company’s significant intrinsic value by allowing the operating performance to decline unchecked, and issue large cash and option packages to their executives.

CONCERN THE BOARD WILL USE CASH FOR ILL-ADVISED INVESTMENTS

We are deeply concerned that the Board will make an ill-advised acquisition with the substantial cash reserves that the Company possesses. The Board has a poor record of investing the Company’s capital and we feel that the risks and price paid for any potential target could permanently impair the Company’s value.

The current Chief Executive Officer has talked at great lengths about a ‘new’ strategic plan and a new path to profitability but with an incumbent Board the new CEO is left unchallenged and unchecked. The CEO has recently stated “Since my arrival last December, Peerless’ board of directors and management have aggressively sought opportunities to maximize shareholder value and have affirmatively implemented strategies that we believe have the best chance of doing so.” It is almost six months since the CEO’s arrival, and the Company’s stock price prior to Pembridge’s involvement was at a 52 week low.

To date the CEO has failed to share any material details of his plan with Peerless shareholders. This may be the last opportunity that stockholders have to enhance value. We strongly urge stockholders not to let this Board and the CEO, who does not own a single share of Peerless Common Stock, to spin the roulette wheel with Peerless’ excess cash.

In recent press releases and compensation plans filed with the SEC, the Company has clearly indicated that they have engaged in acquisition talks with potential targets or may enter into a joint-venture to expand the business. Instead, the Committee believes that the Board should seriously examine using the Peerless’ excess cash to buy back the Company’s Shares.

All too often when the current strategy doesn’t work, Boards turn to changing strategy or making an acquisition to divert attention from the real issues. We believe that a focused effort on Peerless’ key products and prudent capital allocation are much better uses of the Company’s time and resources than ill-advised acquisitions.

WE LACK CONFIDENCE IN THE ABILITY AND COMMITMENT OF THE CURRENT BOARD TO MAXIMIZE STOCKHOLDER VALUE

Based on the track record of the Peerless Board, we lack confidence in the ability of the current directors to take all actions necessary to maximize stockholder value. We also question their commitment to take tangible steps towards improving the performance of the Company. We believe that the actions taken by the Peerless Board over the past expose a Board and management team that is reactive to problems rather than proactive in creating and unlocking stockholder value.

PEERLESS FULL VALUE COMMITTEE IS COMMITTED TO MAXIMIZING VALUE FOR ALL OF ITS STOCKHOLDERS

Members of Peerless Full Value Committee are significant stockholders of the Company, owning collectively 8.5% of the outstanding Common Stock. As such, our interests are aligned with yours. We are interested solely in maximizing the value of Peerless’ Shares for the benefit of all Stockholders.

Although our Nominees do not have specific plans as of this date with respect to enhancing the value of the Company, our Nominees will, if elected, commit themselves to exploring all strategic alternatives to maximize stockholder value and ensuring that the Company undergoes a thorough and comprehensive strategic review of opportunities.

Our Nominees are also committed to explore ALL strategic alternatives to maximize stockholder value, which, among other things, include the following:

•	Explore the sale of all or part of the Company in a tax efficient manner.
•	Reduce the Company’s cost structure.
•	Improve corporate governance practices.
•	Significant repurchase of Peerless’ common stock either in the open market or as part of a self-tender offer.
•	A large special dividend.
•	Allocate capital in a more efficient manner.

We fear that if stockholders do not act now to demand that the Peerless Board explore other alternatives to enhance stockholder value, we will be engaged in this debate again at this time next year. In the meantime, our Company’s significant intrinsic worth may continue to erode. Remember that much of our Company’s value is in its ongoing operations, market positions and cash, not in its hard assets. Ineffectual leadership of those operations over a longer period of time or an ill thought out acquisition can be expected to result in weakened performance and earnings, decreased intrinsic value, and a lower stock price.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Peerless Board is currently composed of four directors serving one year terms. Directors are elected by the stockholders annually. At the Peerless 2007 Annual Meeting four directors will be elected. The Committee is seeking your support at the Annual Meeting to elect the Committee Nominees in opposition to Peerless’ director nominees to serve until the 2008 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

The Committee Nominees, if elected, will constitute a majority of the Board. If the Committee Nominees are elected and take office as directors they intend to discharge their duties as directors of the Company in compliance with all applicable legal requirements, including the general fiduciary obligations imposed upon corporate directors.

The Committee Nominees

The Committee has nominated a slate of highly qualified nominees who we believe possess the expertise necessary to work to restore and enhance stockholder value. The Committee Nominees are independent of the Company in accordance with SEC and Nasdaq Stock Market rules on Board independence and are committed to exploring all alternatives to increase stockholder value. If elected, the Committee Nominees are committed to acting in the best interest of Peerless’ stockholders and will pursue their efforts diligently and promptly.

Set forth below are the name, age (as of May 1, 2007), present principal occupation, employment history and directorships of publicly-held companies of each of the Committee Nominees for at least the past five years. This information has been furnished to the Committee by the respective Committee Nominees. Each of the Committee Nominees has consented to serve as a director of the Company and be named in this Proxy Statement as a nominee. Each of the Committee Nominees is at least 18 years of age. None of the entities referenced below is a parent or subsidiary of the Company.

Name	Age	Present Principal Occupation and Five Year Employment History

Timothy E. Brog	43
Mr. Brog has been the President of Pembridge Capital Management LLC and the Portfolio Manager of Pembridge Value Opportunity Fund since 2004. Mr. Brog has been a Managing Director of The Edward Andrews Group Inc., a boutique investment bank since 1996. From 1989 to 1995, Mr. Brog was a corporate finance and mergers and acquisition associate of the law firm Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Brog received a Juris Doctorate from Fordham University School of Law in 1989 and a BA from Tufts University in 1986. Mr. Brog is a Director of The Topps Company, Inc.

Rimmy Malhotra	32
Mr. Malhotra has been a portfolio manager at Gratio Capital since September 2006.  Before co-founding Gratio Capital, Mr. Malhotra was an equity analyst at a New York City hedge fund since July 2004. From May 2002 to May 2004 he completed his MBA from The Wharton School focusing in Finance, as well as an MA in International Relations from the Lauder Institute at The University of Pennsylvania's School of Arts and Sciences. Beginning in June 1999 until February 2002 Mr. Malhotra served as a Peace Corps volunteer. He was the Manager of North American Infrastructure at the Citigroup Private Bank where he worked between June 1997 and June 1999.  Mr. Malhotra is a 1997 graduate of Johns Hopkins, from where he received a B.S. in Computer Science and a B.A. in Economics.

Eric S. Newman	40
Mr. Newman is a co-founder of Hoopeston Foods, Inc., a diversified food processing company, and has been its President since 2004 and General Counsel since its founding in 1995. Mr. Newman has operated the Chicago office of Holding Capital Group, Inc., a private investment firm, since 2001, and been engaged in the private practice of law since 1991. Mr. Newman received a Juris Doctorate from Northwestern University School of Law in 1991 and a BBA from the University of Michigan in 1988.

Members of the Peerless Full Value Committee have agreed to share certain expenses relating to the proxy contest at the 2007 Annual Meeting.

The Committee Nominees understand that, if elected as directors of Peerless, each of them will have an obligation under Delaware law to discharge his duties as a director in good faith, consistent with his fiduciary duties to Peerless and its stockholders. Since the Committee is a significant stockholder of the Company, its interests are aligned with all stockholders.

The Committee does not expect that the Committee Nominees will be unable to stand for election, but, in the event that such persons are unable to serve or for good cause will not serve, the Shares represented by the enclosed WHITE proxy card will be voted for substitute nominees. In addition, Pembridge Value reserves the right to nominate substitute persons if Peerless makes or announces any changes to the Peerless Amended and Restated Bylaws (the “Bylaws”) or Certificate of Incorporation (“COI”) or takes or announces any other action that has, or if consummated would have, the effect of disqualifying the Committee Nominees. In any such case, Shares represented by the enclosed WHITE proxy card will be voted for such substitute nominees. Pembridge Value reserves the right to nominate additional persons if Peerless increases the size of the Peerless Board above its existing size. Additional nominations made pursuant to the preceding sentence are without prejudice to the position of Pembridge Value that any attempt to increase the size of the current Peerless Board constitutes an unlawful manipulation of Peerless’ corporate machinery.

WE STRONGLY RECOMMEND THAT YOU VOTE
“FOR” THE ELECTION OF OUR NOMINEES

Other Proposals

RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

 According to the Company's proxy statement, the Company is soliciting proxies to ratify the Board's appointment of Ernst & Young LLP as independent auditors to report on the consolidated financial statements of the Company for the fiscal year ending January 31, 2008 and to perform such other services as may be required of them. Please refer to the Company's proxy statement for a detailed discussion of this proposal. The Committee does not object to the ratification of the Peerless Board's appointment of as Ernst & Young LLP as the Company’s independent auditors.

We are not aware of any other proposals to be brought before the Annual Meeting. However, we intend to bring before the Annual Meeting such business as may be appropriate, including without limitation nominating additional persons for directorships, or making proposals as may be appropriate to address any action of the Peerless Board not publicly disclosed prior to the date of this proxy statement. Should other proposals be brought before the Annual Meeting, the persons named as proxies in the enclosed WHITE proxy card will vote on such matters in their discretion.

RECORD DATE AND VOTING

According to the Company’s proxy statement, as of May [      ], 2007, the Company had outstanding [ ] Shares entitled to be voted at the Annual Meeting. Each share is entitled to one vote on each matter submitted to a vote of stockholders. Only stockholders of record at the close of business on May 11, 2007 will be entitled to vote at the Annual Meeting. If your shares are registered directly in your name with the Company’s transfer agent, Wells Fargo Stock Transfer & Trust Company, you are considered with respect to those shares the stockholder of record, and these proxy materials are being sent directly to you.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in ‘‘street name.’’ These proxy materials are being forwarded to you by your broker who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker to vote your shares, and your broker or nominee has enclosed a voting instruction card for you to use. If your shares are held by a broker or nominee, please return your voting card as early as possible to ensure that your shares will be voted in accordance with your instructions. You are also invited to attend the Annual Meeting; however, since you are not the stockholder of record, you may not vote these shares in person at the meeting without a legal proxy, granting you the authority to vote in person at the Annual Meeting..

Under Delaware law and the Bylaws, the presence of a quorum is required to transact business at the Annual Meeting. A quorum is defined as the presence, either in person or by proxy, of a majority of the shares entitled to vote. Abstentions and broker non-votes are considered to be shares present for the purpose of determining whether a quorum exists. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Brokers do not have discretionary voting power with respect to this election of directors. Therefore, broker non-votes will not be counted in this election of directors.

Under Delaware law, the COI and the Bylaws, directors are elected (Proposal No. 1 described above) by a plurality of the votes cast, either in person or by proxy, at the Annual Meeting, provided that a quorum is present. Abstentions and broker non-votes are not counted as votes present for the purpose of electing directors. With respect to the matters other than the election of directors, broker non-votes are not considered to be shares present, but abstentions are considered to be shares present and, therefore, abstentions will have the effect of votes against the proposal. Stockholders of record may appoint proxies to vote their shares by signing, dating and mailing the WHITE proxy card in the envelope provided.

If your shares are held in the name of a Custodian and you want to vote in person at the 2007 Annual Meeting, you may specially request a document called a “legal proxy” from the Custodian and bring it to the 2007 Annual Meeting. If you need assistance, please contact our proxy solicitor toll-free at 1-800-949-2583.

Shares represented by properly executed, but unmarked, WHITE proxy cards will be voted at the Annual Meeting as marked and will be voted FOR the election of the Committee Nominees to the Peerless Board, and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting.

You are being asked to elect the Committee Nominees. The enclosed WHITE proxy card may only be voted for the Committee Nominees and does not confer voting power with respect to the Company’s nominees. Accordingly, you will not have the opportunity to vote for any of Peerless’ nominees. You can only vote for Peerless’ nominees by signing and returning a proxy card provided by Peerless. Stockholders should refer to the Company’s proxy statement for the names, backgrounds, qualifications and other information concerning the Company’s nominees. The participants in this solicitation intend to vote all of their Shares in favor of the Committee Nominees.

REVOCATION OF PROXIES

Stockholders of Peerless may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to the Committee in care of D.F. King & Co., Inc. at the address set forth on the back cover of this Proxy Statement or to Peerless at 2381 Rosecrans Avenue, El Segundo, CA 90245 or any other address provided by Peerless. Although a revocation is effective if delivered to Peerless, the Committee requests that either the original or photo static copies of all revocations be mailed to the Committee in care of D.F. King & Co., Inc. at the address set forth on the back cover of this Proxy Statement so that the committee will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding Shares. Additionally, D.F. King & Co., Inc. may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Committee Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE COMMITTEE NOMINEES TO THE PEERLESS BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED WHITE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

METHOD OF COUNTING VOTES

The holders of not less than a majority of the number of shares of Peerless’ common stock outstanding and entitled to vote at the Annual Meeting must be represented in person or by proxy in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be included for purposes of determining whether a quorum exists. Broker non-votes occur when brokers do not receive voting instructions from their customers on non-routine matters and consequently have no discretion to vote on those matters. If your Peerless’s shares are held in the name of a brokerage firm, bank nominee or other institution, you should contact the person responsible for your account and give instructions for a proxy card to be issued so that your shares will be represented at the 2007 Annual Meeting.

After a quorum is determined to exist at the 2007 Annual Meeting, abstentions and broker non-votes will have no effect on the outcome of the election of directors.

Rule 452 of the New York Stock Exchange permits a broker member to vote on certain routine, uncontested matters without specific instructions from the beneficial owners so long as the broker has transmitted proxy material to the beneficial owner at least 15 days prior to the annual meeting of stockholders. It is our view to the extent that we distribute material to the brokers for forwarding on to beneficial owners, the election of directors becomes a contested item and therefore the brokers will not issue a “routine” vote on behalf of the beneficial owners that have not instructed the brokers as to how they wish to vote on the election of directors. If a beneficial owner wishes to vote, they must provide the broker with specific instruction to vote.

ADDITIONAL INFORMATION

The principal executive offices of Peerless Systems Corporation are located at 2381 Rosecrans Avenue, El Segundo, CA 90245. Except as otherwise noted herein, the information concerning Peerless has been taken from or is based upon documents and records on file with the SEC and other publicly available information.

The principal executive offices of Pembridge Value and Pembridge Capital are at 708 Third Avenue, New York, New York 10017. Pembridge Value is a Delaware limited liability company.

PROXY SOLICITATION; EXPENSES

Executed proxies may be solicited in person, by mail, advertisement, telephone, telecopier, telegraph or email. Solicitation may be made by the Committee, including the Committee Nominees, employees of Pembridge Value and their affiliates, none of whom will receive additional compensation for such solicitation. Proxies will be solicited from individuals, brokers, banks, bank nominees and other institutional holders. We have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares they hold of record. We will reimburse these record holders for their reasonable out-of-pocket expenses.

In addition, the Committee has retained D.F. King to solicit proxies on our behalf in connection with the 2007 Annual Meeting. D.F. King will employ approximately 12 people in its efforts. We have agreed to reimburse D.F. King for its reasonable expenses and to pay to D.F. King a fee of up to $[ ].

The entire expense of our proxy solicitation is being borne by the Committee. In the event that our Nominees are elected to the Peerless Board, we will seek reimbursement of such expenses from Peerless and will not submit such reimbursement to a vote of stockholders. In addition to the engagement of D.F. King described above, costs related to the solicitation of proxies include expenditures for printing, postage, legal and related expenses are expected to be approximately $[ ], of which no amounts have been paid to date.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Each member of the Committee is a participant in this solicitation. The Committee consists of Pembridge Value, Pembridge Capital, PVA, Sherwood, Timothy E. Brog, Rimmy Malhotra, Eric S. Newman, Whitehall and E2. The Committee is not a business entity and has no place of organization.

Pembridge Capital is the investment manager and PVA is the general partner of Pembridge Value. The sole manager of Pembridge Capital is Mr. Brog. By virtue of his position with Pembridge Capital, Mr. Brog has the sole power to vote and dispose of the Issuer’s Shares owned by Pembridge Value. Mr. Brog is the Manager of E2 and has the sole power to vote and dispose of the Issuer’s Shares owned by E2. The principal business address of Pembridge Value, Pembridge Capital, E2, the Committee and Mr. Brog is 708 Third Avenue, 22nd Floor, New York, New York 10017. The principal business address of PVA is 2 Coventry Lane, Riverside, CT 06878. The principal business of Pembridge Value is acquiring, holding and disposing of investments in various companies. The principal business of Pembridge Capital is serving as the investment manager of Pembridge Value. The principal occupation of Mr. Brog is serving as the sole manager of Pembridge Value and the President of Pembridge Capital. The principal business of PVA is to be the general partner of Pembridge Value. The principal business of E2 is acquiring, holding and disposing of investments in various companies.

As of the close of business on May 7, 2007, Pembridge Value beneficially owned 24,000 Shares, constituting less than 1% of the Shares outstanding. As the investment manager and general partner of Pembridge Value, Pembridge Capital and PVA, respectively, may be deemed to beneficially own the 24,000 Shares owned by Pembridge Value. As of the close of business on May 7, 2007, E2 beneficially owned 681,497 Shares. As the investment manager of E2, Mr. Brog may be deemed to beneficially own the 681,497 Shares owned by E2. As the sole manager of Pembridge Capital, Mr. Brog may be deemed to beneficially own the 24,000 Shares owned by Pembridge Value and the 26,061 Shares held directly by Mr. Brog. Mr. Brog has sole voting and dispositive power with respect to the 24,000 Shares owned by Pembridge Value, the 26,061 owned by Mr. Brog and the 681,497 Shares owned by E2. Pembridge Capital, PVA and Mr. Brog disclaim beneficial ownership of the Shares held by Pembridge Value, except to the extent of their pecuniary interest therein. Mr. Brog disclaims beneficial ownership of the Shares held by E2, except to the extent of his pecuniary interest therein.

As of the close of business on May 7, 2007, Whitehall owned an aggregate of 100 Shares of record. Whitehall has the sole power to vote and the sole power to dispose of its Shares.

The principal business address of Rimmy Malhotra and Sherwood is Gratio Capital, 1 Liberty Plaza, 27th Floor, New York, New York 10006. The principal business of Sherwood is an Investment Advisor advising both privately managed accounts and open-ended investment companies. The principal occupation of Mr. Malhotra is serving as the managing member of Sherwood. As of the close of business on May 7, 2007, Sherwood owned an aggregate of 20,000 Shares, constituting less than 1% of the Shares outstanding. As of the close of business on May 7, 2007, Managed Account I and Managed Account II owned an aggregate of 3,100 and 700 Shares, respectively. By virtue of his position with Sherwood, Mr. Malhotra has the sole power to vote and dispose of the Shares beneficially owned by Sherwood, Managed Account I and Managed Account II. Mr. Malhotra disclaims beneficial ownership of the Shares held by Sherwood, Managed Account I and Managed Account II, except to the extent of Mr. Malhotra’s pecuniary interest therein.

The principal business address of Mr. Newman is Hoopeston Foods, 101 Burnsville Parkway, Suite 107, Burnsville, MN 55337. The principal occupation of Mr. Newman is President of Hoopeston Foods, Inc. As of the close of business on May 7, 2007, Mr. Newman owned an aggregate of 2,000 Shares. He has the sole power to vote and the sole power to dispose of his Shares.

For information regarding purchases and sales of securities of Peerless during the past two years by the members of Peerless Full Value Committee, see Schedule I.

No Reporting Person has, during the last five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

No Committee member has, during the last five years, been party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

No Committee Nominee is involved in any material pending legal proceedings with respect to the Company. Except for what is set forth within this filing, there is no other arrangement or understanding between any Committee Nominee and any other person pursuant to which he was or is to be selected as a Committee Nominee or director. None of the Committee Nominees currently holds any position or office with the Company or has ever served previously as a director of the Company.

Peerless Full Value Committee reserves the right to retain one or more financial advisors and proxy solicitors, who may be considered participants in a solicitation under Regulation 14A of the Exchange Act.

Except as set forth in this Proxy Statement (including Schedule I hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of Peerless; (iii) no participant in this solicitation owns any securities of Peerless which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of Peerless during the past two years; (v) no part of the purchase price or market value of the securities of Peerless owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of Peerless, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of Peerless; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of Peerless; (ix) no participant in this solicitation or any of his/its associates was a party to any transaction, or series of similar transactions, since the beginning of Peerless’ last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which Peerless or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000; (x) no participant in this solicitation or any of his/its associates has any arrangement or understanding with any person with respect to any future employment by Peerless or its affiliates, or with respect to any future transactions to which Peerless or any of its affiliates will or may be a party; and (xi) no person, including the participants in this solicitation, who is a party to an arrangement or understanding pursuant to which the Committee Nominees are proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on at the Annual Meeting.

On May 7, 2007, Steven M. Bathgate, Margaret M. Bathgate, Allison Bathgate, Charles Bathgate, Jon Bathgate, Marc Bathgate, Bathgate Family Partnership II, Ltd., Morris McDonald, Robert B. Korbelik Trust, Debra A. Korbelik Trust, each a stockholder of Peerless entered into an agreement with PVA to share certain costs associated with this proxy solicitation. In addition such holders agreed to give PVA a Proxy for their shares for the 2007 Annual Meeting and refrain from selling their Shares under certain conditions. In addition these holders agreed to allocate to PVA certain profits from any future sales of their Shares.

The Edward Andrews Group Inc., an affiliate of Pembridge Value, expects to pay Mr. Malhotra or an affiliated entity, from time to time regarding the introduction of investment ideas. An agreement between the parties with respect to the foregoing has not yet been formalized.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table sets forth information available to the Committee as to shares of Common Stock owned as of             , 2007 by (i) each person known to the Committee to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each director and nominee for election as a director, (iii) each person designated in the section of this Proxy Statement captioned ‘‘Executive Compensation’’ and (iv) all directors and executive officers as a group. Except as otherwise indicated, each person named below has sole investment and voting power with respect to the shares of Common Stock shown.

		Right to
		Acquire
		Beneficial
		Ownership
	Shares of	Within	Percent of
Name and Address of Beneficial Owner	Common Stock	60 Days	Total

Directors and Named Executive Officers
Robert G. Barrett	103,691	56,663	*
Louis C. Cole	—	43,902	*
Alan D. Curtis	3,032	220,876	1.3%
Edward M. Gaughan	—	40,945	*
Cary Kimmel	22,551	113,250	*
William R. Neil	54,114	261,375	1.8%
Howard J. Nellor	159,906	377,750	3.1%
Eric Random	4,469	156,861	*
Steve J. Robinson	—	—	*
Allan Patton	—	—	*
Robert Westervelt	875	32,250	*

All directors and executive officers as a group (11 persons)	358,638	1,320,260	9.1%
5% Beneficial Holders (1)
State of Wisconsin Investment Board(2)	1,579,975	—	9.21%
121 East Wilson Street Madison, WI 53707
Timothy Brog (4)	1,432,658	—	8.3%
c/o Pembridge Capital 708 Third Avenue, 22nd Floor New York, New York 10017
Marathon Capital Management LLC(3)	883,702	—	5.2%
PO Box 771 Hunt Valley, MD 21030

Diker Management, LLC	914,629	—	5.33%
745 Fifth Avenue, Suite 1409, New York, New York 10151
Kaizen Management	880,000	—	5.1%
4200 Montrose Blvd., Suite 400 Houston, TX 77006

*	Represents beneficial ownership of less than one percent.

(1)	Except as set forth, the Committee knows of no person who is the beneficial owner of more than 5% of the Company’s issued and outstanding Common Stock.

(2)	Based upon a Schedule 13G/ A filed February 15, 2006 with the SEC by the State of Wisconsin Investment Board.

(3)
Based upon a Schedule 13G/ A filed April 3, 2006 with the SEC by Marathon Capital Management LLC, an investment advisor, who reports sole voting power as to 41,000 shares and sole dispositive power as to all 883,702 shares.

(4)	Mr. Brog has the sole dispositive power of 731,658 shares, the sole voting power of 731,658 shares and the shared voting power on 701,000 shares.

STOCKHOLDER PROPOSALS - 2007 ANNUAL MEETING

Any proposals of stockholders of the Company intended to be included in the Company’s proxy statement and form of proxy relating to the Company’s next annual meeting of stockholders must be in writing and received by the Secretary of the Company at the Company’s office 2381 Rosecrans Avenue, El Segundo, CA 90245 no later than [ ], 2007. In the event that the next annual meeting of stockholders is called for a date that is not within 30 days before or after [ ], 2007, notice by the stockholder must be received no later than a reasonable time before the Company begins to print and mail its proxy materials.

For any other proposal that a stockholder wishes to have considered at the 2008 Annual Meeting, and for any nomination of a person for election to the Board at the 2008 Annual Meeting, the Company must have received written notice of such proposal no more than 90 and no less than 60 days before the one-year anniversary of the 2007 Annual Meeting

Any stockholder interested in making a proposal is referred to Article II, Section 4 of the Company’s Restated By-Laws.

THE COMMITTEE HAS OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS ALREADY INCLUDED IN THE COMPANY’S PROXY STATEMENT. THIS DISCLOSURE INCLUDES, AMONG OTHER THINGS, BIOGRAPHICAL INFORMATION ON PEERLESS’ DIRECTORS AND EXECUTIVE OFFICERS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, AND AN ANALYSIS OF CUMULATIVE TOTAL RETURNS ON AN INVESTMENT IN SHARES DURING THE PAST FIVE YEARS. STOCKHOLDERS SHOULD REFER TO THE COMPANY’S PROXY STATEMENT IN ORDER TO REVIEW THIS DISCLOSURE.

WE URGE YOU TO SIGN, DATE AND RETURN THE WHITE PROXY CARD IN FAVOR OF THE ELECTION OF OUR NOMINEES AND THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT.

Dated: May [ ], 2007

Sincerely,

Your Fellow Stockholders:

PEERLESS FULL VALUE COMMITTEE

SCHEDULE I

TRANSACTIONS IN SECURITIES OF PEERLESS
DURING THE PAST TWO YEARS

Except as otherwise specified, all purchases and sales were made in the open market.

The following is a summary of all transactions in Company Common Stock by the Participants over the last two years.

Transactions in the Company’s Common Stock by Whitehall Capital Investors IV, LLC

DATE OF TRANSACTION	NATURE OF TRANSACTION	NUMBER OF SHARES

04/03/07 04/04/07 04/05/07 04/10/07 04/11/07 04/17/07 04/18/07 04/19/07 04/20/07 04/23/07 04/24/07 04/24/07 04/25/07 04/25/07 04/26/07 04/27/07 04/27/07 05/07/07	Buy Buy Buy Buy Buy Buy Buy Buy Buy Buy Buy Sell Buy Sell Buy Buy Sell Sell	25,578 1,150 2,809 1,200 4,621 45,576 72,747 37,610 99,511 60,200 10,710 200 232,967 300 8,149 82,469 3,200 681,497

Transactions in the Company’s Common Stock by E2 Investment Partners LLC

DATE OF TRANSACTION	NATURE OF TRANSACTION	NUMBER OF SHARES

05/07/07	Buy	681,497
Transactions in the Company’s Common Stock by Timothy E. Brog:

DATE OF TRANSACTION	NATURE OF TRANSACTION	NUMBER OF SHARES

03/29/07 03/29/07 03/30/07 04/02/07	Buy Buy Buy Buy	3,000 2,200 13,861 5,000

Transactions in the Company’s Common Stock by Eric S. Newman:

DATE OF TRANSACTION	NATURE OF TRANSACTION	NUMBER OF SHARES

04/26/07	Buy	2,000

Transactions in the Company’s Common Stock by Pembridge Value Opportunity Fund:

DATE OF TRANSACTION	NATURE OF TRANSACTION	NUMBER OF SHARES

04/16/07	Buy	24,000

Transactions in the Company’s Common Stock by Sherwood Advisors LLC.

DATE OF TRANSACTION	NATURE OF TRANSACTION	NUMBER OF SHARES

4/16/07 4/16/07 4/16/07 4/16/07 4/16/07 4/16/07 4/16/07 4/16/07 4/16/07 4/16/07 4/16/07 4/16/07 4/20/07	Buy Buy Buy Buy Buy Buy Buy Buy Buy Buy Buy Buy Sell	2,336 7,305 10,359 200 300 900 1,098 1,100 3,443 3,500 4,495 4,963 19,999

Transactions in the Company’s Common Stock by Rahul Rimmy Malhotra on behalf of Managed Account I.

DATE OF TRANSACTION	NATURE OF TRANSACTION	NUMBER OF SHARES

4/03/07 4/16/07 4/16/07 4/03/07 4/03/07 4/20/07	Buy Buy Buy Buy Buy Sell	1,100 600 1,400 600 1,400 2,000

Transactions in the Company’s Common Stock by Rahul Rimmy Malhotra on behalf of Managed Account II.

DATE OF TRANSACTION	NATURE OF TRANSACTION	NUMBER OF SHARES

4/11/07 4/16/07 4/20/07	Buy Buy Sell	690 630 690

IMPORTANT

Please review this document and the enclosed materials carefully. YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares you own.

1.	If your shares are registered in your own name, please sign, date and mail the enclosed WHITE proxy card to D.F. King & Co., Inc. (“D.F. King”), in the postage-paid envelope provided today.

2.
If you have previously signed and returned a White proxy card to Peerless, you have every right to change your vote. Only your latest dated card will count. You may revoke any White proxy card already sent to Peerless by signing, dating and mailing the enclosed WHITE proxy card in the postage-paid envelope provided. Any proxy may be revoked at any time prior to the 2007 Annual Meeting by delivering a written notice of revocation or a later dated proxy for the 2007 Annual Meeting to D.F. King, or by voting in person at the 2007 Annual Meeting.

3.
If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a WHITE proxy card with respect to your shares and only after receiving your specific instructions. Accordingly, please sign, date and mail the enclosed WHITE proxy card in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a WHITE proxy card to be issued representing your shares.

4 .	After signing the enclosed WHITE proxy card, do not sign or return the White proxy card, even as a sign of protest. Only your latest dated proxy card will be counted.

If you have any questions or need assistance in voting your WHITE proxy, please call our proxy solicitor:

D.F. King & Co., Inc.
48 Wall Street
New York, NY 10005

Call Toll-Free: l-800-949-2583
Banks and Brokerage Firms Call: 1-212-269-5550

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED MAY __, 2007
PEERLESS SYSTEMS CORPORATION

2007 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF PEMBRIDGE VALUE AND THE OTHER MEMBERS OF PEERLESS FULL VALUE COMMITTEE (COLLECTIVELY, THE “COMMITTEE”)

PROXY

The undersigned appoints Timothy E. Brog and Rimmy Malhotra, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Peerless Systems Corporation (“Peerless” or the “Company”) which the undersigned would be entitled to vote if personally present at the 2007 Annual Meeting of Stockholders of the Company scheduled to be held at [__________________, __________, _________ ________, on _______________ __, 2007, at __:__ _.M. (local time), and including at any adjournments or postponements thereof and at any meeting called in lieu thereof (the “Annual Meeting”).

The solicitation is being made on behalf of Pembridge Value Opportunity Fund LP, Pembridge Capital Management LLC, Timothy E. Brog, Rimmy Malhotra and Eric S. Newman.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to the Committee a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSAL ON THE REVERSE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.

This Proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X] Please mark vote as in this example

Proposal 1 - The Committee’s Proposal to Elect Timothy E. Brog, Rimmy Malhotra and Eric S. Newman to serve as directors of the Company until the 2008 annual meeting of stockholders.

	FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW
Nominees: Timothy E. Brog Rimmy Malhotra Eric S. Newman	[ ]	[ ]	[ ]

PEERLESS FULL VALUE COMMITTEE STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF PROPOSAL 1.

Proposal 2 - To ratify the appointment of Ernst & Young LLP as independent auditors to report on the consolidated financial statements of the Company for the fiscal year ending January 31, 2008

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

PEERLESS FULL VALUE COMMITTEE MAKES NO RECOMMENDATION ON PROPOSAL 2

DATED: ____________________________
____________________________________
(Signature)
____________________________________
(Signature, if held jointly)
____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.